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                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13G with respect to the common shares of StarMedia Network, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 14, 2000


                                WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                By:  Warburg, Pincus & Co.,
                                     General Partner


                                By:  /s/ Stephen Distler
                                     --------------------------------
                                         Stephen Distler, Partner



                                WARBURG, PINCUS VENTURES INTERNATIONAL, L.P.

                                By:  Warburg, Pincus & Co.,
                                     General Partner


                                By:  /s/ Stephen Distler
                                     --------------------------------
                                         Stephen Distler, Partner



                                WARBURG, PINCUS & CO.


                                By:  /s/ Stephen Distler
                                     --------------------------------
                                         Stephen Distler, Partner



                                E.M. WARBURG, PINCUS & CO., LLC


                                By:  /s/ Stephen Distler
                                     --------------------------------
                                         Stephen Distler, Member